SECOND AMENDMENT TO THE STONE RIDGE TRUST

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT, as of the [____]th day of January 2020, to the Amended and Restated Fund Accounting Servicing Agreement, dated October 30, 2017, (the “Agreement”), is entered into by and between STONE RIDGE TRUST, a Delaware statutory trust (the “Trust”) on behalf of each of its series (each a “Fund” and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to the Agreement, to add the Stone Ridge Diversified Alternatives Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties; and

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

The Stone Ridge Diversified Alternatives Fund is hereby added to Exhibit A attached hereto. Exhibit A of the Agreement is amended and restated as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STONE RIDGE TRUST	U.S. BANCORP FUND SERVICES, LLC
on behalf of each of the Funds individually
and not jointly

By:[_______________________________	By:[______________________________

Name:_____________________________	Name: ___________________________]

Title:______________________________]	Title: Senior Vice President

Exhibit A to the Amended and Restated Fund Accounting Servicing Agreement

Stone Ridge Trust

Fund Names

Separate Series of Stone Ridge Trust

Name of Series

Elements Emerging Markets Portfolio

Elements International Portfolio

Elements International Small Cap Portfolio

Elements U.S. Portfolio

Elements U.S. Small Cap Portfolio

Stone Ridge High Yield Reinsurance Risk Premium Fund

Stone Ridge U.S. Hedged Equity Fund

Stone Ridge Diversified Alternatives Fund

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